                         ACCREDITED HOME LENDERS, INC.,


                              LEHMAN BROTHERS INC.


                                       AND


                         CREDIT SUISSE FIRST BOSTON LLC


                             UNDERWRITING AGREEMENT


                                       FOR


                      ACCREDITED MORTGAGE LOAN TRUST 2003-1



                              MORTGAGE-BACKED NOTES


                              3.58% CLASS A-1 NOTES
                          CLASS A-2 VARIABLE RATE NOTES
                          CLASS A-3 VARIABLE RATE NOTES


May 28, 2003

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                                                                    May 28, 2003


Accredited Home Lenders, Inc.
15030 Avenue of Science, Suite 100
San Diego, CA 92128

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010

     Accredited Home Lenders, Inc. (the "Sponsor") has entered into a Trust Agreement dated as of May 1, 2003 (the "Trust Agreement") with U.S. Bank Trust, National Association (the "Owner Trustee") creating Accredited Mortgage Loan Trust 2003-1 (the "Trust"), a statutory trust established under the laws of the State of Delaware. The Trust has been established for the purpose of issuing Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), Class A-2 (the "Class A-2 Notes") and Class A-3 (the "Class A-3 Notes," and together with the Class A-1 Notes and Class A-2 Notes, the "Notes") and certain ownership interests (the "Ownership Interests" and, together with the Notes, the "Securities").

     Only the Notes are being purchased by Lehman Brothers Inc. and Credit Suisse First Boston LLC (collectively, the "Underwriters") in the amount set forth on Schedule A hereto.

     Each class of Notes will be secured by the assets of a Sub-Trust of the Trust consisting of a pool of closed-end mortgage loans (the "Mortgage Loans") conveyed to the Trust by the Sponsor pursuant to a sale and servicing agreement dated as of May 1, 2003 (the "Sale and Servicing Agreement") among the Trust, the Sponsor, as Sponsor and in its capacity as master servicer (the "Master Servicer"), Accredited Home Capital, Inc. as seller (the "Seller") and Countrywide Home Loans Servicing LP, in its capacity as backup servicer (the "Backup Servicer").

     The Notes will be issued pursuant to an indenture to be dated as of May 1, 2003 (the "Indenture") between the Trust, as issuer and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"). The Ownership Interest will evidence fractional undivided interests in the property held in the Trust. The aggregate principal balance of the Notes will be equal to $303,047,000 which represents approximately 100% of the outstanding principal balances of the Mortgage Loans as of the close of business on April 30, 2003 (the "Cut-Off Date") after giving effect to scheduled payments due on May 1, 2003.

     The Notes will have the benefit of a note guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Note Insurer") pursuant to an insurance and indemnity

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agreement (the "Insurance and Indemnity Agreement") to be dated as of May 1,
2003 among the Sponsor, the Seller, the Master Servicer, the Indenture Trustee and the Note Insurer.

     All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form Sale and Servicing Agreement, heretofore delivered to the Underwriters.

     1. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR. The Sponsor represents and warrants to, and covenants with, the Underwriters that:

     A. The Sponsor has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-100619) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Asset Backed Notes and Certificates (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Sponsor proposes to file with the Commission pursuant to Rule 424(b)(5) under the Act, a supplement dated May 28, 2003 to the prospectus dated November 8, 2002 relating to the Notes and the method of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Notes to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated November 8, 2002, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated May 28, 2003 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." There are no contracts or documents of the Sponsor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use by the Sponsor of the Registration Statement on Form S-3 under the Act have been satisfied. The Sponsor will file with the Commission (i) promptly after receipt from the Underwriters of any Derived Information (as defined herein) a Form 8-K incorporating such Derived Information and (ii) within fifteen days of the issuance of the Notes a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8-K").

     B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(5) under the Act and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not

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misleading; provided, however, that the Sponsor makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Sponsor by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus Supplement.

     C. The Sponsor is duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Sponsor.

     D. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Sponsor.

     E. There are no actions, proceedings or investigations pending, or, to the knowledge of the Sponsor, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Notes, the Insurance and Indemnity Agreement, the Indemnification Agreement, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement, the Notes, the Trust Agreement or the Sale and Servicing Agreement and the Seller of its obligations under the Sale and Servicing Agreement and the Insurance and Indemnity Agreement, or (iv) which may affect adversely the federal income tax attributes of the Notes as described in the Prospectus.

     F. The execution and delivery by the Sponsor of this Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, the Trust Agreement and the Sale and Servicing Agreement, the issuance of the Securities and the consummation of the transactions contemplated by this Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, the Trust Agreement, and the Sale and Servicing Agreement are within the corporate power of the Sponsor and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Sponsor and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Sponsor or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Sponsor or any of its affiliates is subject, the Sponsor's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Securities by the Sponsor except pursuant to the Act. Neither the Sponsor nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Sponsor to perform its obligations under the Trust Agreement, the Sale and Servicing Agreement, this Agreement and the Insurance and Indemnity Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Sponsor, taken as a whole.

     G. The execution and delivery by the Seller of the Sale and Servicing Agreement and the Insurance and Indemnity Agreement and the transfer and delivery of the Mortgage Loans to the Trust by the Seller are within the corporate power of the Seller and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Seller and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Seller or any of its affiliates is subject, the Seller's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Securities by the Seller except pursuant to the Act. Neither the Seller nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Seller to perform its obligations under the Sale and Servicing Agreement and the Insurance and Indemnity Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Seller, taken as a whole.

     H. This Agreement has been duly executed and delivered by the Sponsor, and on or prior to the Closing Date, the Trust Agreement, the Sale and Servicing Agreement, the Indemnification Agreement and the Insurance and Indemnity Agreement will be duly executed and delivered by the Sponsor, and each constitutes and/or will constitute, as applicable, the legal, valid and binding obligation of the Sponsor enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the

                                       4
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rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

     I. On or prior to the Closing Date, the Sale and Servicing Agreement and the Insurance and Indemnity Agreement will be duly executed and delivered by the Seller, and each will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

     J. The Notes will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture.

     K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities and the sale of the Notes to the Underwriters, or for the consummation by the Sponsor, of the other transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement and the Indemnification Agreement or by the Seller of the other transactions contemplated by the Sale and Servicing Agreement, other than those that have been obtained.

     L. On the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Sale and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified in the Sale and Servicing Agreement such representations and warranties were true and correct in all material respects.

     M. On the Closing Date, (x) the Seller will have good title to the Mortgage Loans free of any liens, (y) the Owner Trustee on behalf of the Trust will have acquired ownership of the Seller's right, title and interest in the Mortgage Loans and (z) the Underwriters will have good title to the Notes free of any liens.

     N. The Sponsor possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Sponsor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Sponsor taken as a whole.

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     O.   The Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus Supplement and there are no proceedings, pending or, to the best knowledge of the Seller, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Seller taken as a whole.

     P. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance and Indemnity Agreement, the Trust Agreement, the Indemnification Agreement and the Sale and Servicing Agreement or the execution and issuance of the Securities have been or will be paid on or prior to the Closing Date.

     Q. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Sponsor or its subsidiaries, taken as a whole, from December 31, 2002, to the date hereof.

     R. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller or its subsidiaries, taken as a whole, from December 31, 2002, to the date hereof.

     S. This Agreement, the Trust Agreement, the Indenture and the Sale and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

     T. The Sponsor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     U. Each assignment of Mortgages required to be prepared pursuant to the Sale and Servicing Agreement is based on forms recently utilized by the Seller with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Seller's business. Upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Sale and Servicing Agreement.

     V.   The Sponsor is eligible to use the Registration Statement.

     W. Neither the Sponsor, the Seller nor the Trust created by the Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

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     X.   On the Closing Date, the Notes shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

     Y. The Sponsor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Sponsor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Sponsor or which might materially and adversely affect the properties or assets, taken as a whole, of the Sponsor.

     Z. The Seller is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Seller or which might materially and adversely affect the properties or assets, taken as a whole, of the Seller.

     AA. To the best knowledge of the Sponsor, Deloitte & Touche LLP are independent public accountants with respect to the Sponsor as required by the Securities Act and the Rules and Regulations.

     Any certificate signed by any officer of the Sponsor and delivered to the Underwriters in connection with the sale of the Notes hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Sponsor to each person to whom the representations and warranties in this Section 1 are made.

     2. AGREEMENTS OF THE UNDERWRITERS. The Underwriters agree with the Sponsor that upon the execution of this Agreement and authorization by the Underwriters of the release of the Notes, the Underwriters shall offer the Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     3. PURCHASE, SALE AND DELIVERY OF THE NOTES. The Sponsor hereby agrees, subject to the terms and conditions hereof, to sell the Notes to the each of the Underwriters, severally and not jointly, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby each agree, severally and not jointly, to purchase the respective principal amount of the Notes set forth opposite the name of such Underwriter in Schedule A hereto, consisting of the Class A-1 Notes in the amount of $104,201,000, the Class A-2 Notes in the amount of $110,037,000 and the Class A-3 Notes in the amount of $88,809,000. At the time of issuance of the Notes, the Mortgage Loans will be sold by the Seller to the Trust pursuant to the Sale and Servicing Agreement. The Master Servicer will be obligated, under the Sale and Servicing Agreement, to service the Mortgage Loans either directly or through sub-servicers.

     The Notes to be purchased by each Underwriter will be delivered by the Sponsor to each Underwriter (which delivery shall be made through the facilities of The Depository Trust

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Company ("DTC")) against payment of the purchase price therefor, set forth on
Schedule A hereto, by a same day federal funds wire payable to the order of the Sponsor.

     Settlement shall take place at the offices of Dewey Ballantine, LLP, 1301 Avenue of the Americas, New York, NY 10019-6092, at 10:00 a.m. (E.S.T.), on May 30, 2003, or at such other time thereafter as the Underwriters and the Sponsor determine (such time being herein referred to as the "Closing Date"). The Notes will be prepared in definitive form and in such authorized denominations as the Underwriters may request, registered in the name of Cede & Co., as nominee of DTC.

     The Sponsor agrees to have the Notes available for inspection and review by the Underwriters in New York City not later than 1:00 p.m. (E.S.T.) on the business day prior to the Closing Date.

     4. COVENANTS OF THE SPONSOR. The Sponsor covenants and agrees with the each of the Underwriters that:

     A. The Sponsor will promptly advise each of the Underwriters and its counsel (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Sponsor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Sponsor will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Notes unless the Sponsor has furnished each of the Underwriters and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which either Underwriter reasonably objects. The Sponsor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

     B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Sponsor will promptly prepare and file with the Commission, subject to Paragraph A of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

     C. The Sponsor will furnish to each of the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a

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Prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Sponsor will pay the expenses of printing (or otherwise reproducing) all offering documents relating to the offering of the Notes.

     D. As soon as practicable, but not later than sixteen months after the date hereof, the Sponsor will cause the Trust to make generally available to Noteholders an earning statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Sponsor, will satisfy the requirements of Rule 158 under the Act.

     E. During a period of thirty calendar days from the date as of which this Agreement is executed, neither the Sponsor nor any affiliate of the Sponsor will, without the Underwriters' prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell mortgage loan asset-backed securities backed by mortgage loans, except pursuant to this Agreement.

     F. So long as any of the Notes are outstanding, the Sponsor will cause to be delivered to the Underwriters (i) all documents required to be distributed to Noteholders and (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available.

     G. The Sponsor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the reasonable fees and disbursements of its counsel and expenses of the Underwriters (including the reasonable fees and disbursements of McKee Nelson LLP, as special counsel to the Underwriters) incurred in connection with (i) the issuance and delivery of the Notes, (ii) preparation, printing, reproducing and delivery of all documents specified in this Agreement, (iii) any fees and expenses of the Owner Trustee, the Indenture Trustee, the Note Insurer and any other credit support provider (including legal fees), accounting fees and disbursements, and (iv) any fees charged by investment rating agencies for rating and/or monitoring the Notes.

     H. The Sponsor agrees that, so long as the Sponsor shall be acting as the Master Servicer, it will deliver or cause to be delivered to each of the Underwriters (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement as soon as such statement is furnished to the Sponsor and (iii) any information required to be delivered by the Sponsor or the Master Servicer to the Indenture Trustee in order for the Indenture Trustee to prepare the report required pursuant to Section 7.03 of the form of Indenture heretofore delivered to each of the Underwriters.

     I. The Sponsor will enter into the Trust Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, and all related agreements on or prior to the Closing Date.

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     J.   The Sponsor will endeavor to qualify the Notes for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriters, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably designate, if any.

     5. CONDITIONS OF THE UNDERWRITERS' OBLIGATION. The obligation of the Underwriters to purchase and pay for the Notes as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Sponsor contained herein (including those representations and warranties set forth in the Sale and Servicing Agreement and incorporated herein), to the accuracy of the statements of the Sponsor made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Sponsor of its obligations hereunder, and to the following additional conditions:

     A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

     B. The Underwriters shall have received the Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Notes in form and substance satisfactory to the Underwriters, duly executed by all signatories required pursuant to the respective terms thereof.

     C.1. The Underwriters shall have received the favorable opinion of the General Counsel to the Sponsor and the Seller, with respect to the following items, dated the Closing Date, to the effect that:

          (a) The Sponsor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and is qualified to do business in each state necessary to enable it to perform its obligations as Servicer under the Sale and Servicing Agreement. The Sponsor has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indemnification Agreement and the Insurance and Indemnity Agreement.

          (b) This Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Insurance and Indemnity Agreement have been duly and validly authorized, executed and delivered by the Sponsor, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its respective terms; and the Securities have been duly and validly authorized and delivered by the Sponsor, all requisite corporate action having been taken with respect thereto.

          (c) Neither the issuance of the Securities or sale of the Notes, the execution, delivery or performance by the Sponsor of the Trust Agreement, the Sale and Servicing Agreement, this Agreement, the Indemnification Agreement or the Insurance and Indemnity Agreement nor the consummation of the transactions contemplated therein (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Sponsor; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Sponsor is a party or by which it is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Sponsor; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Notes, except as otherwise contemplated by the Indenture and the Sale and Servicing Agreement.

          (d) Neither the transfer of the Mortgage Loans to the Trust, the execution, delivery or performance by the Seller of the Sale and Servicing Agreement and the Insurance and Indemnity Agreement nor the consummation of the transactions contemplated therein (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Seller; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Seller; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust, except as otherwise contemplated by the Sale and Servicing Agreement.

          (e) The endorsement and delivery of each Mortgage Note, and the preparation, delivery and recording of an Assignment in recordable form, with respect to each Mortgage, as and in the manner contemplated by the Sale and Servicing Agreement, is sufficient fully to transfer to the Indenture Trustee for the benefit of the Noteholders all right, title and interest of the Seller in the Mortgage Note and Mortgage, as noteholder and mortgagee or assignee thereof, and will be sufficient to permit the Indenture Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Seller from being enforceable.

          (f) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of California, for the execution, delivery and performance of the Trust Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, this Agreement or the offer, issuance, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Sponsor, except such which have been obtained.

          (g) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of Delaware, for the execution, delivery and performance of the Sale and Servicing Agreement and the Insurance and Indemnity Agreement or the offer, issuance, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Sponsor, except such which have been obtained.

          (h) Each of the Sponsor and the Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Prospectus Supplement, and there are no proceedings, pending or, to such counsel's knowledge, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Sponsor or the Seller, as applicable, taken as a whole.

          (i) There are no actions, proceedings or investigations pending, or, to such counsel's knowledge, threatened against the Sponsor or the Seller before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Trust Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, this Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Trust Agreement, the Sale and Servicing Agreement, the Indemnification Agreement, the Insurance and Indemnity Agreement or this Agreement or (iii) which would materially and adversely affect the performance by the Sponsor of obligations under, or the validity or enforceability of, the Trust Agreement, the Sale and Servicing Agreement, the Notes, the Indemnification Agreement, the Insurance and Indemnity Agreement or this Agreement or by the Seller of obligations under the Sale and Servicing Agreement and the Insurance and Indemnity Agreement.

          (j) The statements in the Prospectus under the caption "MATERIAL LEGAL ASPECTS OF THE LOANS," to the extent that statements in such section constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under the supervision of General Counsel to the Sponsor and are complete and correct in all material respects.

     2. The Underwriters shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Sponsor and the Seller, dated the Closing Date, to the effect that:

          (a) The Notes, assuming due execution and authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement are validly issued and outstanding and are entitled to the benefits of the Indenture.

          (b) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Sponsor of the Trust Agreement, the Sale and Servicing Agreement, this Agreement, the

     Insurance and Indemnity Agreement, the Indemnification Agreement, the execution, delivery and performance by the Seller of the Sale and Servicing Agreement and the Insurance and Indemnity Agreement or the offer, issue, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Sponsor or the Seller, except such which have been obtained.

          (c) Neither the issuance of the Securities or sale of the Notes, nor the execution, delivery or performance by the Sponsor of the Trust Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Notes, except as otherwise contemplated by the Indenture or the Sale and Servicing Agreement.

          (d) Neither the transfer of the Mortgage Loans to the Indenture Trustee nor the execution, delivery or performance by the Seller of the Sale and Servicing Agreement and the Insurance and Indemnity Agreement will
     (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Notes, except as otherwise contemplated by the Indenture or the Sale and Servicing Agreement.

          (e) The Registration Statement has become effective under the Act, no objection to the use of Form S-3 with respect to the Registration Statement was made by the Commission prior to the time it became effective and, to the best of such counsel's knowledge, no stop order has been issued and no proceedings therefor initiated or threatened and the Registration Statement, the Basic Prospectus and the Prospectus Supplement (other than the financial and statistical data included therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, complied and comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus Supplement which has not been filed or described as required.

          (f) The Sale and Servicing Agreement and the Trust Agreement conform in all material respects to the descriptions thereof contained in the Prospectus Supplement and are not required to be qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

          (g) The Trust is not an "investment company" or under the control of an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

          (h) The statements in the Basic Prospectus set forth under the captions "DESCRIPTION OF THE SECURITIES" and "SERVICING OF THE LOANS" and the statements in the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES" and "SERVICING OF THE MORTGAGE LOANS," to the extent such statements purport to summarize certain provisions of the Notes or of the Indenture and the Sale and Servicing Agreement, are fair and accurate in all material respects.

          (i) Except (i) as to any financial or statistical data contained in the Registration Statement, (ii) the statements set forth in the Basic Prospectus under the caption "CREDIT ENHANCEMENT," and in the Prospectus Supplement under the captions "THE NOTE INSURANCE POLICY" and "THE NOTE INSURER," and (iii) any Derived Information as to which no opinion or belief need be expressed, to the best of such counsel's knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and to the best of such counsel's knowledge, the Basic Prospectus and the Prospectus Supplement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in light of the circumstances under which such statements were made in order to make the statements therein not misleading.

          (j) A court would hold that the conveyance by the Seller of all right, title and interest in the Mortgage Loans to the Trustee (except for the Seller's right, title and interest in the principal and interest due on such Mortgage Loans on or prior to the Cut-off Date and the right to scheduled payments of principal and interest on May 1, 2003), constitutes a sale of the Mortgage Loans and not a borrowing by the Seller secured by the pledge of the Mortgage Loans. A court would find that, following such conveyance, the Mortgage Loans and proceeds thereof (net of payments of principal and interest due on such Mortgage Loans as hereinbefore specified) are not property of the estate of the Seller within the meaning of Section 541 of the Bankruptcy Code, and, further that the Indenture Trustee's rights with respect to the Mortgage Loans and the proceeds thereof would not subject it to the automatic stay provisions of Section 362 of the Bankruptcy Code. Since the conveyance of the Mortgage Loans (net of payments of scheduled principal due and interest accrued as hereinbefore specified) constitutes a sale of said Mortgage Loans then the payments thereunder (net of payments of scheduled principal due on and interest accrued as hereinbefore specified) are not property of the estate of the Seller and the distributions of such payments by the Indenture Trustee to the Noteholders are not preferential payments made by, for, or on behalf of the Seller under the provisions of Section 547 of the Bankruptcy Code.

          (k) If a court characterized the transfer of the Mortgage Loans to the Trust as a pledge of collateral rather than an absolute sale or assignment, with respect to the

     Mortgage Loans and other property included in the Trust on the date hereof, to the extent governed by the laws of the State of California, a valid security interest has been created in favor of the Trust, which security interest of the Trust will be perfected and will constitute a first perfected security interest, with respect to the Seller's right, title and interest in and to the Mortgage Notes, upon endorsement and delivery thereof to the Trust. With respect to the security interest of the Trust in the Mortgage Notes, Delaware law would govern.

          (l) To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Notes (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

          (m) The Notes will be treated as indebtedness and the Trust will not be an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool.

          (n) The statements under the captions "SUMMARY OF PROSPECTUS --CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" and "FEDERAL INCOME TAX CONSEQUENCES" in the Basic Prospectus and under the captions "SUMMARY OF TERMS -- FEDERAL INCOME TAX STATUS" and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement as they relate to federal tax matters are true and correct in all material respects.

     3. The Underwriters shall have received the favorable opinion of McKee Nelson LLP, special counsel to the Underwriters, dated the Closing Date, to the effect that:

          (a) The Notes, assuming due execution and authentication by the Indenture Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Indenture.

          (b) No fact has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein and any Derived Information, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)  Such other matters as the Underwriters may reasonably request.

     In rendering their opinions, the counsel described in this Paragraph (C) may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Indenture Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Sponsor.

     D. The Underwriters shall have received a letter from Deloitte & Touche LLP, dated on or before the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and certain matters relating to the Sponsor.

     E. The Notes shall have been rated in the highest rating category by Moody's Investors Service, Inc. and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and such ratings shall not have been rescinded. The Underwriter and its counsel shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

     F. The Underwriters shall have received from the Sponsor a certificate, signed by the president, a senior vice president or a vice president of the Sponsor, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Trust Agreement, the Sale and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

     1. the representations and warranties of the Sponsor in this Agreement and in the Indemnification Agreement, as of the Closing Date, and in the Sale and Servicing Agreement, the Trust Agreement, the Insurance and Indemnity Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Sponsor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Sponsor which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Sponsor's obligations under the Trust Agreement, the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, or under this Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Sponsor is pending or contemplated;

     3. the information contained in the Registration Statement and Prospectus relating to the Sponsor, the Mortgage Loans or the servicing procedures of it or its affiliates is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement and Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

     4. the information set forth in the Schedules of Mortgage Loans is true and correct in all material respects;

     5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Sponsor since December 31, 2002, and no such amendment has been authorized. No event has occurred which has affected the good standing of the Sponsor under the laws of the State of California;

     6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Sponsor and its subsidiaries, taken as a whole, from December 31, 2002;

     7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any amended or potential downgrading or
     (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Sponsor or in any rating accorded any securities of the Sponsor, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

     8. each person who, as an officer or representative of the Sponsor, signed or signs the Registration Statement, the Trust Agreement, the Sale and Servicing Agreement, this Agreement, the Insurance and Indemnity Agreement, the Indemnification Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Trust Agreement, the Sale and Servicing Agreement, the Indemnification Agreement, the Insurance and Indemnity Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     The Sponsor shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

     G. The Underwriters shall have received from the Seller a certificate, signed by the president, a senior vice president or a vice president of the Seller, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Sale and Servicing Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

     1. the representations and warranties of the Seller in the Sale and Servicing Agreement, the Insurance and Indemnity Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Seller's obligations under the Sale and Servicing Agreement, the Insurance and Indemnity Agreement or under this Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Seller is pending or contemplated;

     3. the information set forth in the Schedules of Mortgage Loans is true and correct in all material respects;

     4. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Seller since its incorporation, and no such amendment has been authorized. No event has occurred which has affected the good standing of the Seller under the laws of the State of Delaware;

     5. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller and its subsidiaries, taken as a whole, from December 31, 2002;

     6. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any amended or potential downgrading or
     (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

     7. each person who, as an officer or representative of the Seller, signed or signs the Sale and Servicing Agreement, the Insurance and Indemnity Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Sale and Servicing Agreement and the Insurance and Indemnity Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     The Seller shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

     H. The Underwriters shall have received an opinion of counsel to the Backup Servicer, dated the Closing Date and in form and substance satisfactory to the Underwriters and its counsel regarding the due organization of the Backup Servicer, the due authorization, execution and delivery by the Backup Servicer of the Sale and Servicing Agreement, no conflicts or violation of organizational documents, contracts or law and other related matters.

     I. The Underwriters shall have received an opinion of counsel to the Indenture Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters and its counsel, to the effect that:

     1. the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Indenture;

     2. the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and the Indenture constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting such party, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

     3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Indenture Trustee in connection with its execution and delivery of the Indenture or the performance of its obligations thereunder;

     4. the Notes have been duly executed, authenticated and delivered by the Indenture Trustee; and

     5. the execution and delivery of, and performance by the Indenture Trustee of its obligations under, the Indenture do not conflict with or result in a violation of any statute or regulation applicable to such party, or the articles or bylaws of the such party, or to the best knowledge of such counsel, any governmental authority having jurisdiction over such party or the terms of any indenture or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound.

     In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Indenture Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee, as the case may be.

     J. The Underwriters shall have received from the Indenture Trustee a certificate, signed by the President, a senior vice president or an assistant vice president of the Indenture Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Indenture Trustee, signed or signs the Notes, the Indenture or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Indenture was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     K. The Underwriters shall have received an opinion of counsel to the Owner Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters and its counsel regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or laws and other related matters, in form and substance reasonably satisfactory to the Underwriters and their counsel.

     L. The Underwriters shall have received an opinion of counsel to the Trust, dated the Closing Date and in form and substance satisfactory to the Underwriters and its counsel regarding (i) the due organization of the Trust,
(ii) enforceability of the Trust Agreement, (iii) other general Delaware law matters with respect to the Trust, including, without limitation, the due authorization, execution and delivery of the Sale and Servicing Agreement, the Indenture, and the Insurance and Indemnity Agreement, by the Trust and the due authorization and issuance of the Notes, and (iv) the perfection and priority of the security interests created by the Indenture, in each case, in form and substance reasonably satisfactory to the Underwriters and its counsel.

     M. The Policy relating to the Notes shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

     N.   [Reserved]

     O.   [Reserved]

     P.   [Reserved]

     Q. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Sponsor or in any rating accorded any securities of the Sponsor, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

     R. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Note Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

     S. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since December 31, 2002, (A) of the Sponsor or
(B) of the Note Insurer, that is in the Underwriters' judgment material and adverse and that makes it in the Underwriters' judgment impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     T. The Underwriters shall have received the favorable opinion dated the Closing Date of internal counsel of the Note Insurer ("Insurer Counsel") in form and scope satisfactory to counsel for the Underwriters, to the effect that:

     1. The Note Insurer is a stock insurance company, duly organized and validly existing under the laws of the State of New York and is licensed and has the power and authority to issue the Policy under the laws of the State of New York.

     2. The Policy has been duly authorized, executed and delivered and is the valid and binding obligation of the Note Insurer enforceable in accordance with its terms, except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

     3. The Note Insurer has the power and authority to perform its obligations under the Insurance and Indemnity Agreement and the Indemnification Agreement and the Insurance and Indemnity Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Note Insurer, each enforceable in accordance with its terms, except that the enforcement of the Insurance and Indemnity Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws.

     4. No consent, approval, authorization, filing or order of any state or federal court or governmental agency or body is required on the part of the
     Note Insurer the lack of which would adversely affect the validity and enforceability of the Policy.

     5. The execution, delivery and performance by the Note Insurer of its obligations under the Policy do not contravene any provision of the restated charter or By-Laws of the Note Insurer. The execution, delivery and performance by the Note Insurer of its obligations under the Policy do not, to the extent that either of the following would affect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Note Insurer or (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Note Insurer is a party or by which it is bound.

     6. To the extent that the Policy constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security exempt from the registration requirements of the Securities Act.

     7. The description of the Policy in the Prospectus Supplement under the headings "THE NOTE INSURER" and "THE NOTE INSURANCE POLICY" is, to the extent that such description constitutes statements of matters of law or legal conclusions with respect thereto, accurate in all material respects; provided, however, that no opinion need be expressed as to the accuracy of any financial statements or other financial or statistical data contained in or omitted from the Prospectus Supplement, including such statements or other information included under such caption or in any appendix to the Prospectus Supplement.

     8. The information set forth under the captions "THE NOTE INSURANCE POLICY" and "THE NOTE INSURER" in the Prospectus Supplement dated May 28, 2003, insofar as such statements constitute a description of the Policy, accurately summarizes the Policy.

     In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Indenture Trustee, the
Note Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Note Insurer.

     U. The Underwriters shall have received from McKee Nelson LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Prospectus and such other related matters as the Underwriters shall reasonably require.

     V. Each of the Underwriters and its counsel shall have received copies of any opinions of counsel to the Sponsor or the Note Insurer supplied to the Trustee relating to matters with respect to the Notes or the Policy. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely thereon.

     W. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Sponsor is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and its counsel, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Sponsor in writing, or by telephone or telegraph confirmed in writing.

     6. EXPENSES. If the sale of the Notes provided for herein is not consummated by reason of a default by the Sponsor in its obligations hereunder, then the Sponsor will reimburse the Underwriters, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of McKee Nelson LLP) that shall have been incurred by the Underwriters in connection with its investigation with regard to the Sponsor, the Notes and the proposed purchase and sale of the Notes.

     7. FAILURE TO PURCHASE THE NOTES. If any Underwriter or Underwriters default in its obligations to purchase the principal amount of Notes opposite such Underwriter's name on Schedule A hereto, the nondefaulting Underwriter may make arrangements satisfactory to the nondefaulting Underwriter and the Sponsor for the purchase of such Notes by other persons, including the nondefaulting Underwriter. If such arrangements satisfactory to the nondefaulting Underwriter and the Sponsor are not made and the nondefaulting Underwriter does not elect to purchase the Notes which the defaulting Underwriter agreed but failed to purchase, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Sponsor except for the expenses to be paid or reimbursed by the Sponsor pursuant to Sections 4.G. and 6 hereof. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

     8. INDEMNIFICATION AND CONTRIBUTION. A. Regardless of whether any Notes are sold, the Sponsor will indemnify and hold harmless each Underwriter, each of the Underwriter's respective officers and directors and each person who controls such Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with any amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will promptly reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Sponsor by or on behalf of the Underwriters specifically for use in connection with the preparation thereof.

     B. Regardless of whether any Notes are sold, each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Sponsor, each of its officers and directors and each person, if any, who controls the Sponsor within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Sponsor by or on behalf of the Underwriters specifically for use in the preparation thereof and the Sponsor and each Underwriter acknowledges that the information specified in Section 9 hereof is the only information so furnished by the Underwriters to the

Sponsor in writing, and will promptly reimburse the Sponsor upon demand for any legal or other expenses reasonably incurred by the Sponsor in connection with investigating or defending against such loss, claim, damage, liability or action.

     C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has not retained counsel reasonably satisfactory to the indemnified party, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Paragraph A and by the Sponsor in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     D. Each Underwriter severally agrees to provide the Sponsor, for its review, no later than two Business Days prior to the date on which the information required to be filed in accordance with the terms of the No-Action Letters (as defined herein) with a copy of its Derived Information for filing with the Commission on Form 8-K.

     E. Each Underwriter severally agrees, assuming all Sponsor-Provided Information (as defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Sponsor, each of the Sponsor's officers and directors and each person who controls the Sponsor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of each Underwriter under this Section 8(E) shall be in addition to any liability which such Underwriter may otherwise have.

     The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

     F. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Underwriters from the sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

     The relative benefits received by the Sponsor and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Notes purchased by the Underwriters over the aggregate purchase price of the Notes purchased by the Underwriters specified in Section 3 of this Agreement and the denominator of which is (y) the Aggregate Resale Price of the Notes purchased by the Underwriter and the Sponsor is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Notes at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Notes so purchased), determined on the basis of such principal amounts, paid to each of the Underwriters by all subsequent purchasers that purchased the Notes on or prior to such date of determination. The relative fault of the Sponsor and each of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Sponsor or by each of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     G. The Sponsor and the Underwater agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each of the Underwriters shall not be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter in connection with its purchase of the Notes.

     H. For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information required to be delivered to the Sponsor pursuant to Section 8(D) for filing with the Commission on Form 8-K as:

          (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

          (ii)  does not constitute Sponsor-Provided Information.

          (iii) is of the type of information defined as Collateral term sheets, Structural terns sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

"Sponsor-Provided Information" means the information contained on any computer tape furnished to the Underwriters by the Sponsor concerning the assets comprising the Trust.

     The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood LLP on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

     I. The Sponsor and each of the Underwriters each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

     J. The obligations of the Sponsor under this Section 8 shall be in addition to any liability which the Sponsor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each of the Underwriters within the meaning of the Act or the 1934 Act; and the obligations of each of the Underwriters under this Section 8 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Sponsor and to each person, if any, who controls the Sponsor within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Sponsor or each of the Underwriters be liable for double indemnification.

     9. INFORMATION SUPPLIED BY THE UNDERWRITERS. The statements set forth in the second, third, fourth and fifth paragraphs under the heading "PLAN OF DISTRIBUTION'' in the Prospectus Supplement (to the extent such statements relate to the Underwriters), constitute the only information furnished by the Underwriters to the Sponsor for the purposes of Sections 1(B), 8(A) and 8(B) hereof.

     10. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to each of the Underwriters at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Samir A. Tabet and Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 11010, Attention: Brendan Keane, if sent to the Sponsor, shall be mailed, delivered or telegraphed and confirmed in writing to the Sponsor at the address set forth above, Attention:
David Hertzel.

     11. SURVIVAL. All representations, warranties, covenants and agreements of the Sponsor contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriters and the Sponsor contained in Section 7 and 8 hereof, and the representations, warranties and agreements of the Underwriters contained in Section 2 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Sponsor or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Notes. The provisions of Sections 4, 6, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. TERMINATION. Each of the Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Sponsor shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in each of the Underwriters' reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in each of the Underwriters' reasonable judgment impractical to market the Notes. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 4 and Sections 6 and 8 hereof shall at all times be effective. If either Underwriter elects to terminate this Agreement as provided in this Section 12, the Sponsor shall be notified promptly by such Underwriter by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Certificate from the Underwriters), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

     14. APPLICABLE LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

     16. AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Underwriting Agreement, as of the day and year first above written.



                                          ACCREDITED HOME LENDERS, INC.


                                          By: /s/ Ray W. McKewon
                                             ---------------------------------
                                          Name: Ray W. McKewon
                                          Title: Executive Vice President


                                          LEHMAN BROTHERS INC.


                                          By: /s/ Bradford Andres
                                             ---------------------------------
                                          Name: Bradford Andres
                                          Title: Senior Vice President


                                          CREDIT SUISSE FIRST BOSTON LLC


                                          By: /s/ Wayne Olson
                                             ---------------------------------
                                          Name: Wayne Olson
                                          Title: Managing Director

                                   SCHEDULE A


                        Initial Principal Amount of Notes
                            Purchased by Underwriters



                 UNDERWRITER             CLASS A-1     CLASS A-2     CLASS A-3
    ---------------------------------- ------------- ------------- -------------
    Lehman Brothers Inc...............  $93,780,900   $99,033,300   $79,928,100
    Credit Suisse First Boston LLC....  $10,420,100   $11,003,700   $ 8,880,900



Purchase Price for Class A-1 Notes - 99.994786%
Purchase Price for Class A-2 Notes - 100%
Purchase Price for Class A-3 Notes - 100%